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                                                                     EXHIBIT 3.2
                                     BYLAWS
                                       OF
                          CITIZENS BANKING CORPORATION

                  (Amended and Restated as of January 15, 1988)
                  [includes amendments through March 28, 2003]


                                    ARTICLE I
                                     OFFICES

         SECTION 1. PRINCIPAL OFFICE. The principal office of the corporation shall be at such place as the board of directors shall from time to time determine.

         SECTION 2. OTHER OFFICES. The corporation may also have offices at such other places both within and outside the State of Michigan as the board of directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II
                              SHAREHOLDER MEETINGS

         SECTION 1. PLACE OF MEETINGS. All meetings of the shareholders of this corporation shall be held at such time and place, either within or outside the State of Michigan, as shall be designated from time to time by the board of directors and stated in the notice of the meeting, or, at the direction of the board of directors to the extent permitted by applicable law, may be held by remote communication. The board of directors may allow participation at any meeting of shareholders by remote communication.

         SECTION 2. ANNUAL MEETING OF SHAREHOLDERS. The annual meeting of shareholders shall be held on the third Tuesday of April, if not a legal holiday, and if a legal holiday then the next business day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting. At said meeting, shareholders shall elect the directors to be elected at such meeting, and shall transact such other business as may properly be brought before the meeting.

         SECTION 3. SPECIAL MEETINGS OF SHAREHOLDERS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the articles of incorporation, may be called by the chairman of the board of directors or by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of shareholders owning, in the aggregate, at least two-thirds of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.


         SECTION 4. NOTICE OF MEETING OF SHAREHOLDERS. Except as otherwise provided by statute, written notice of the time, place, if any, and purposes of a shareholders

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meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each shareholder of record entitled to vote at the meeting. The notice shall include notice of proposals from shareholders that are proper subjects for shareholder action and are intended to be presented by shareholders who have so notified the corporation in accordance with Section 13 of this
Article II. If a shareholder or proxy holder may be present and vote at the meeting by remote communication, the means of remote communication allowed shall be included in the notice. No notice need be given of an adjourned meeting of the shareholders if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting the only business to be transacted is business that might have been transacted at the original meeting. However, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to notice on the new record date as provided in this bylaw. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

         SECTION 5. QUORUM OF SHAREHOLDERS; ADJOURNMENT; ATTENDANCE BY REMOTE COMMUNICATION. (a) Unless a greater or lesser quorum is required in the articles of incorporation or by applicable law, the shareholders present at a meeting in person or by proxy who, as of the record date for the meeting, were holders of a majority of the outstanding shares of the corporation entitled to vote at the meeting, shall constitute a quorum at the meeting. The shareholders present, in person or by proxy, at such meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to have less than a quorum. When the holders of a class or series of shares are entitled to vote separately on an item of business, this bylaw applies in determining the presence of a quorum of the class or series for transacting the item of business.

         (b) Whether or not a quorum is present, a meeting of shareholders may be adjourned by a vote of the shares present in person or by proxy or by the chair of the meeting.

         (c) Subject to any guidelines and procedures adopted by the board of directors, shareholders and proxy holders not physically present at a meeting of shareholders may participate in the meeting by means of remote communication, are considered present in person for all relevant purposes and may vote at the meeting if all of the following conditions are satisfied: (1) the corporation implements reasonable measures to verify that each person considered present and permitted to vote at the meeting by means of remote communication is a shareholder or proxy holder, (2) the corporation implements reasonable measures to provide each shareholder and proxy holder a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with the proceedings, and (3) if any shareholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of the vote or other action is maintained by the corporation.

         (d) A shareholder or proxy holder may be present and vote at the adjourned meeting by means of remote communication if he or she was permitted to be present and vote by that means of remote communication in the original meeting notice.






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         SECTION 6. VOTING RIGHTS. Unless otherwise provided in the articles of incorporation, each outstanding share shall be entitled to one vote on each matter submitted to a vote of shareholders. Votes shall be cast in writing signed by the shareholder or the shareholder's proxy.

         SECTION 7. PROXIES. A shareholder entitled to vote at a shareholders meeting or to express consent or to dissent without a meeting may authorize another person or persons to act for the shareholder by proxy. A proxy shall be in writing and executed by the shareholder or the shareholder's authorized agent or representative, or shall be transmitted electronically to the person who will hold the proxy or to a proxy solicitation firm, proxy support service organization or similar agent fully authorized by the person who will hold the proxy to receive that transmission and include or be accompanied by information from which it can be determined that the electronic transmission was authorized by the shareholder. A complete copy, fax or other reliable reproduction of the proxy may be substituted or used in lieu of the original proxy for any purpose for which the original could be used. A proxy shall not be valid after the expiration of three years from its date unless otherwise provided in the proxy. A proxy is revocable at the pleasure of the shareholder executing it except as otherwise provided therein in accordance with applicable law.

         SECTION 8. REQUIRED VOTE. When an action, other than the election of directors, is to be taken by vote of the shareholders, it shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater vote is required by the articles of incorporation or by statute. Except as otherwise provided by the articles of incorporation, directors shall be elected by a plurality of the votes cast at any election.

         SECTION 9. LIST OF SHAREHOLDERS ENTITLED TO VOTE. The officer or agent who has charge of the stock ledger of the corporation shall prepare, certify and make available a complete list of the shareholders entitled to vote at each meeting of shareholders. Such list shall be arranged in alphabetical order within each class and series, showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to inspection by any shareholder during the whole time of the meeting for any purpose germane to the meeting. The list shall be prima facie evidence of which shareholders are entitled to examine the list or vote at the meeting. If the meeting is held solely by means of remote communication, the list shall be open to the examination of any shareholder during the entire meeting by posting the list on a reasonably accessible electronic network and the information required to access the list shall be provided with the notice of the meeting.


         SECTION 10. RECORD DATES. The board of directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of and to vote at a meeting of shareholders and any adjournment thereof or to express consent to or to dissent from a proposal without a meeting; for the purpose of determining shareholders entitled to receive payment of a dividend or an allotment of a right; or for the purpose of any other action; provided, however,








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that the board of directors may fix a new record date for an adjourned meeting.
The date fixed shall not be more than 60 nor less than 10 days before the date of the meeting, nor more than 60 days before any other action. In such case only the shareholders that shall be shareholders of record on the date so fixed shall be entitled to notice of and to vote at the meeting or an adjournment of the meeting or to express consent to or to dissent from the proposal; to receive payment of the dividend or the allotment of rights; or to be recognized as shareholders for the purpose of any other action, notwithstanding any transfer of any stock on the books of the corporation, after any such record date. If a record date is not fixed (a) the record date for determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the close of business on the day on which notice is given, or, if no notice is given, the day next preceding the day on which the meeting is held, and (b) the record date for determining shareholders for any purpose other than that specified in clause
(a) shall be the close of business on the day on which the resolution of the board of directors relating thereto is adopted. Nothing in this bylaw shall affect the rights of a shareholder and his or her transferee or transferor as between themselves.

         SECTION 11. CONDUCT OF MEETING. At each meeting of shareholders, a chair shall preside. In the absence of a specific selection by the board of directors, the chair shall be the chairman of the board of directors. The chair shall determine the order of business and shall have the authority to establish rules for the conduct of the meeting which are fair to shareholders in his discretion. The chair of the meeting shall announce at the meeting when the polls close for each matter voted upon. If no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes, nor any revocations or changes thereto may be accepted. If participation is permitted by remote communication, the names of the participants in the meeting shall be divulged to all participants.

         SECTION 12. INSPECTORS OF ELECTION. The board of directors, or the chair of any shareholders meeting, may appoint one or more inspectors of election. If appointed, the inspectors shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine challenges or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspectors shall make and execute a written report to the person presiding at the meeting of any of the facts found by them and matters determined by them. The report shall be prima facie evidence of the facts stated and of the vote as certified by the inspectors.


         SECTION 13. ANNUAL MEETING BUSINESS. To be properly brought before an annual meeting, business must be (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the board of directors,
(ii) otherwise properly brought before the meeting by or at the direction of the board of directors or (iii) otherwise properly brought before the meeting by a shareholder of record both at the time of giving of notice





                                       4

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provided for in this Section and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely written notice thereof, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation and such business must otherwise be a proper matter for action by shareholders. To be timely, a shareholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the corporation has not previously held an annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of a postponement or adjournment of an annual meeting to a later date or time commence a new time period for the giving of a shareholder's notice as described above. For purposes of this Section 13, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the corporation with the Securities and Exchange Commission. Such shareholder notice shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and in the event that such business includes a proposal to amend either the articles of incorporation or bylaws of the corporation, the language of the proposed amendment, (ii) the name and address of the shareholder proposing such business, (iii) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and of the number of shares beneficially owned by such shareholder (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended), and that the shareholder intends to appear in person or by proxy at the meeting to propose such business, (iv) any material interest of the shareholder in such business, and (v) a representation as to whether or not the shareholder will solicit proxies in support of his proposal. No business shall be conducted at an annual meeting of shareholder except in accordance with this Section 13 and the chairman of any annual meeting of shareholders may refuse to permit any business to be brought before an annual meeting which fails to comply with the foregoing procedures or, in the case of a shareholder proposal, if the shareholder fails to comply with the procedures set forth in the notice.



                                   ARTICLE III
                                    DIRECTORS

         SECTION 1. POWERS. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts








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and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised or done by the shareholders.

         SECTION 2. LOCATION OF MEETINGS. The board of directors of the corporation may hold meetings, both regular and special, either within or outside the State of Michigan.

         SECTION 3. ORGANIZATIONAL MEETING OF BOARD. The board of directors shall meet each year immediately following the annual meeting of shareholders, or within three days of such time, excluding Sundays and legal holidays, if the later time is deemed advisable, at the place where the shareholders meeting has been held, at any other place that the board of directors may determine or by remote communication, for the purpose of electing officers and considering such business that may properly be brought before the meeting; provided that, if less than a majority of the directors appear for an organizational meeting of the board of directors, the holding of such meeting shall not be required and the matters that might have been taken up in it may be taken up at any later regular or special meeting, or by consent resolution.

         SECTION 4. REGULAR MEETINGS. Regular meetings of the board of directors or a committee of the board may be held without notice at such time and at such place (or by remote communication) as shall from time to time be determined by the board or such committee at a prior meeting or by consent in lieu of a meeting.

         SECTION 5. SPECIAL MEETINGS. Special meetings of the board or a committee of the board may be called by the chairman of the board or such committee or by the president on one day's notice to each director in writing, by telephone, orally in person or by electronic communication; and special meetings shall be called by the president or secretary on like notice on the written request of 25% or more directors qualified and serving. Notice of the special meeting shall include the time and place, if any, of the meeting but neither the business to be transacted, nor the purpose of such special meeting need be specified in the notice of the meeting.

         SECTION 6. QUORUM AND REQUIRED VOTE; ADJOURNMENT. A majority of the board of directors then in office, or of the members of a board committee, constitutes a quorum for the transaction of business. The vote of a majority of the directors present at any meeting at which there is a quorum constitutes the action of the board of directors or of the committee, except when a larger vote may be required by applicable law or the articles of incorporation. A member of the board of directors or of a board committee may participate in a meeting by conference telephone or other means of remote communication through which all persons participating in the meeting can communicate with each other. Participation in a meeting in this manner constitutes presence in person at the meeting. If a quorum shall not be present at any meeting of the board of directors or committee of the board, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting at which the adjournment is taken, until a quorum shall be present.





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         SECTION 7. CONSENT OF DIRECTORS IN LIEU OF MEETING. Unless otherwise provided by the articles of incorporation, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if before or after the action all members of the board or committee, as the case may be, consent thereto in writing or, to the extent permitted by law, by electronic transmission, before or after the action is taken. Such consents shall be filed with the minutes of the proceedings of the board or committee.

         SECTION 8. COMMITTEES OF DIRECTORS. The board of directors may, by resolution, designate one or more committees, each committee to consist of one or more of the directors of the corporation to be nominated by the chairman of the board or the chief executive officer. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of any meeting of the committee. In the absence or disqualification of a member of a committee, or in the absence of the board of directors designating an alternate member as provided in the sentence immediately preceding, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent determined from time to time by the board of directors or provided in these bylaws, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; except that a committee shall not have power or authority to (a) amend the articles of incorporation, except that a committee may prescribe the relative rights and preferences of the shares of a series if the articles of incorporation authorize the board of directors to do so; (b) adopt an agreement of merger or plan of share exchange; (c) recommend to shareholders the sale, lease, or exchange of all or substantially all of the corporation's property and assets; (d) recommend to shareholders a dissolution of the corporation or revocation of a dissolution; (e) amend these bylaws; (f) fill vacancies in the board of directors; or (g) unless expressly authorized by the board of directors, declare a dividend or authorize the issuance of stock. Committees and committee members serve as such at the pleasure of the board of directors. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

         SECTION 9. COMPENSATION OF DIRECTORS. The board of directors, by affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the corporation as directors or officers. Members of special or standing committees may be allowed like compensation for attending committee meetings. The directors may also be paid their expenses, if any, of attendance at each meeting of the board of directors or committee thereof. Nothing herein shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.







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         SECTION 10. DISSENTS. A director who is present at a meeting of the board of directors, or a board committee of which the director is a member, at which action on a corporate matter is taken, is presumed to have concurred in that action unless the director's dissent is entered in the minutes of the meeting or unless the director files a written dissent to the action with the person acting as secretary of the meeting before the adjournment of it or forwards the dissent by registered mail to the secretary of the corporation promptly after the adjournment of the meeting. The right to dissent does not apply to a director who voted in favor of the action. A director who is absent from a meeting of the board of directors or a board committee of which the director is a member, at which any such action is taken, is presumed to have concurred in the action unless he or she files a written dissent with the secretary within a reasonable time after the director has knowledge of the action.

         SECTION 11. NOMINATION. Nominations for the election of directors may be made by the board of directors or by any shareholder of record both at the time of giving of notice provided for in this Section and at the time of the annual meeting, who is entitled to vote at the meeting for the election of directors and who complied with the notice procedures set forth in this Section
11. Any shareholder entitled to vote for the election of directors at a meeting may nominate a person or persons for election as directors only if timely written notice of such shareholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the corporation. To be timely with respect to an election at an annual meeting of shareholders, a shareholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date or if the corporation has not previously held an annual meeting, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made by the corporation. To be timely with respect to an election to be held at a special meeting of shareholders, a shareholder's notice shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the seventh day following the date on which public announcement of the date of such meeting and the nominees proposed by the directors is first made. In no event shall the public announcement of a postponement or adjournment of an annual or special meeting to a later date or time commence a new time period for the giving of a shareholder's notice as described above. For purposes of this Section 11, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the corporation with the Securities and Exchange Commission. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the corporation entitled to vote at such meeting and of the number of shares beneficially owned by such shareholder (determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended), and that the shareholder intends to appear in






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person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the board of directors; (e) the consent of each nominee to serve as a director of the corporation if so elected; and (f) a representation as to whether or not the shareholder will solicit proxies in support of his nominee(s). Notwithstanding anything in this Section 11 to the contrary, in the event that the number of directors to be elected to the board of directors is increased and there is no public announcement by the corporation naming all of the nominees for director or specifying the size of the increased board of directors at least 100 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the principal executive offices of the corporation not later than the close of business on the seventh day following the day on which such public announcement is first made by the corporation. The chairman of any meeting of shareholders to elect directors and the board of directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure or if the shareholder fails to comply with the representations set forth in the notice.

         SECTION 12. RESIGNATION OR REMOVAL OF DIRECTORS. Any director may resign at any time and such resignation shall take effect upon receipt thereof by the president or the secretary of the corporation unless otherwise specified in the resignation or unless not accepted by the board. Except as otherwise provided in Section 13 of this Article, directors may be removed only upon a showing of cause by the vote of the shareholders holding at least a majority of the shares issued and outstanding and entitled to vote at any special meeting called for that purpose.

         SECTION 13. QUALIFICATIONS FOR DIRECTORS. When an officer of the corporation or of any of its subsidiaries concurrently serves as a director of the corporation, then upon the cessation of active employment of such person as an officer of the corporation or its subsidiary, as determined from time to time by the board of directors, he or she shall, at the same time, cease to serve as a director.





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                                   ARTICLE IV
                                     NOTICES

         SECTION 1. NOTICE. All notices of meetings required to be given to shareholders, directors or any committee of directors may be given personally or by mail to any shareholder, director or committee member at his or her last address as it appears on the books of the corporation or by electronic transmission, but in the case of notice by electronic transmission to shareholders, only in the form consented to by the shareholder. The notice shall be deemed to be given at the time it is mailed or otherwise dispatched or, if given by electronic transmission, when electronically transmitted to the person entitled to the notice, but in the case of notice by electronic transmission to shareholders, only if notice in such a manner is authorized by the shareholder. Telephonic notice or notice orally in person may also be given for special meetings of the board of directors or committees thereof as provided in Article III.

         SECTION 2. WAIVER OF NOTICE. (a) Notice of the time, place, if any, and purpose of any meeting of shareholders, directors, or committee of directors may be waived in writing or by electronic transmission, either before or after the meeting, or in any other manner that may be permitted by applicable law.

                  (b) A shareholder's attendance at a meeting of shareholders, whether in person or by proxy, will result in both of the following: (1) waiver of objection to lack of notice or defective notice, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (2) waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

                  (c) Attendance of a person at any meeting of directors or of a committee of directors, constitutes a waiver of notice of the meeting unless he or she, at the beginning of the meeting, or upon his or her arrival, objects to the meeting or the transacting of business at the meeting and does not thereafter vote for or assent to any action taken at the meeting.


                                    ARTICLE V
                                    OFFICERS

         SECTION 1. SELECTION AND AUTHORITY. (a) The board of directors, at its organizational meeting after each annual meeting of shareholders, shall choose as officers a chairman of the board, president, secretary and treasurer and if desired, one or more vice presidents and such other officers and agents as it shall deem necessary. In addition, officers may be elected, throughout the year as appropriate, at any regular or special meeting of the board of directors. Any number of offices in the corporation or in subsidiaries of the corporation may be held by the same person, unless the articles of incorporation otherwise provide, except that no person may hold the offices of president and vice president of the corporation or of any subsidiary of the corporation.








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                  (b) All officers, employees, and agents of the corporation shall have the authority and perform the duties to conduct and manage the business and affairs of the corporation that may be designated by the board of directors and these bylaws.

         SECTION 2. TERM, RESIGNATION, REMOVAL AND VACANCIES. Each officer of the corporation shall hold office until his successor is elected and qualified or until his earlier resignation or removal. An officer may resign by written notice to the corporation. The resignation is effective on its receipt by the corporation or at a subsequent time specified in the notice of resignation. An officer may be removed by the board of directors with or without cause. The removal of an officer shall be without prejudice to his or her contract rights, if any. The election or appointment of an officer does not of itself create contract rights. The board of directors may fill any vacancies in any office occurring for whatever reason.

         SECTION 3. COMPENSATION. The salaries or salary ranges of all officers and agents of the corporation shall be approved by the board of directors or a committee thereof duly authorized. No officer of the corporation shall be prevented from receiving a salary as such officer or from voting thereon by reason of the fact that he is also a director of the corporation or a subsidiary of the corporation.

         SECTION 4. CHIEF EXECUTIVE OFFICER. At the first meeting of each newly-elected board of directors, the board shall designate a chief executive officer of the corporation; provided, however, that if a motion is not made and carried to change the designation, the designation shall be the same as the designation for the preceding year; provided, further, that the designation of the chief executive officer may be changed at any meeting of the board of directors. The chief executive officer shall be responsible to the board of directors for the general supervision and management of the business and affairs of the corporation.

         SECTION 5. CHAIRMAN OF THE BOARD OF DIRECTORS. The chairman of the board of directors shall be selected by, and from among the membership of, the board of directors. His duties shall include presiding at all meetings of the shareholders and of the board of directors at which he is present. He shall perform such other duties and functions as shall be assigned to from time to time by the board of directors.

         SECTION 6. PRESIDENT. The president shall be selected by, and from among the membership of, the board of directors. The president shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors or the chief executive officer.

         SECTION 7. VICE PRESIDENTS. One or more vice presidents may be elected by the board of directors. The board of directors may designate one or more vice presidents as executive or senior vice presidents. The vice presidents shall perform such duties as may be delegated to them by the board of directors, the chief executive officer, the president or as appropriate, other vice presidents.

         SECTION 8. SECRETARY. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and shall record all the proceedings thereof in a book to be kept for that purpose. He shall give, or cause to be given, all notices required by statute, bylaw or resolution, and shall perform such other duties as may be prescribed by the board of directors, chief executive officer or president. He shall have custody of the corporate seal of the corporation and he shall have authority to affix the same to any instrument when its use is required or appropriate. The secretary may delegate any of the duties, powers, and authorities of the secretary to one or more assistant secretaries, unless the delegation is disapproved by the board of directors.

         SECTION 9. ASSISTANT SECRETARIES. The assistant secretary or assistant secretaries shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors, chief executive officer, president or secretary may from time to time prescribe.

         SECTION 10. TREASURER. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit or invest all moneys and other valuable effects in the name and to the credit of the corporation in such depositories or investments as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer, president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. The treasurer may delegate any of the duties, powers, and authorities of the treasurer to one or more assistant treasurers, unless the delegation is disapproved by the board of directors.

         SECTION 11. ASSISTANT TREASURERS. The assistant treasurer or assistant treasurers shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors, chief executive officer, president or treasurer may from time to time prescribe.

                                   ARTICLE VI
                                 INDEMNIFICATION


         SECTION 1. NONDERIVATIVE ACTIONS. Subject to all of the other provisions of this Article VI, the corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director or officer of the corporation, or, while serving as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against expenses (including actual and reasonable attorney fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders, and with respect to any criminal action or proceeding, if the person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or on a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         SECTION 2. DERIVATIVE ACTIONS. Subject to all of the provisions of this
Article VI, the corporation shall indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director or officer of the corporation or, while serving as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise, whether for profit or not, against expenses (including actual and reasonable attorney fees) and amounts paid in settlement actually and reasonably incurred by the person in connection with the action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation or its shareholders. However, indemnification shall not be made for any claim, issue or matter in which the person has been found liable to the corporation unless and only to the extent that the court in which the action or suit was brought has determined on application that, despite the adjudication of liability but in view of all circumstances of the case, the person is fairly and reasonably entitled to indemnification for the reasonable expenses incurred.


         SECTION 3. EXPENSES OF SUCCESSFUL DEFENSE. To the extent that a director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article, or in defense of any claim, issue, or matter in the action, suit or proceeding, the corporation shall indemnify such director or officer against actual and reasonable expenses (including attorney fees) incurred by the person in connection with the action, suit or proceeding and any action, suit or proceeding brought to enforce the mandatory indemnification provided by this Section 3.

         SECTION 4. DEFINITIONS. For the purposes of Sections 1 and 2 of this Article, "other enterprises" shall include employee benefit plans; "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation that imposes duties on, or involves services by, the director or officer with respect to an employee benefit plan, its participants or its beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be considered to have acted in a manner "not opposed to the best interests of the corporation or its shareholders" as referred to in Sections 1 and 2 of this Article.

         SECTION 5. CONTRACT RIGHT; LIMITATION ON INDEMNITY. The right to indemnification conferred in Article VI shall be a contract right and shall apply to services of a director or officer as an employee or agent of the corporation as well as in the person's capacity as a director or officer. Except as otherwise expressly provided in this Article VI, the corporation's articles of incorporation, or in a written agreement executed by the corporation, the corporation shall have no obligation under this Article VI to indemnify any person in connection with any proceeding, or part thereof, initiated by the person without authorization by the board of directors.

         SECTION 6. DETERMINATION THAT INDEMNIFICATION IS PROPER. (a) Any indemnification under Sections 1 or 2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct set forth in Sections 1 or 2, whichever is applicable, and upon an evaluation of the reasonableness of expenses and amounts paid in settlement. The determination and evaluation shall be made in any of the following ways:

                    (1) by a majority vote of a quorum of the board of directors consisting of directors who are not parties or threatened to be made parties to the action, suit or proceeding;

                    (2) if a quorum cannot be obtained under clause (1), by a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding;

                    (3) if the corporation has one or more "independent directors" (as defined in Section 107(3) of the Michigan Business Corporation Act ("MBCA")) who are not parties or threatened to be made parties to the action, suit or proceeding, by a unanimous vote of all such directors;

                    (4) by independent legal counsel in a written opinion, which counsel is selected by the board or a committee as provided in clauses (1) or
(2) above, or if a quorum cannot be obtained under clause (1) and a committee cannot be designated under clause (2), by the vote necessary for action by the board in accordance with these bylaws, in which authorization all directors may participate; or

                    (5) by the shareholders, but shares held by directors, officers, employees or agents who are parties or threatened to be made parties to the action, suit or proceeding may not be voted on the determination.

             (b) To the extent that the articles of incorporation include a provision eliminating or limiting the liability of a director pursuant to MBCA
Section 209, the corporation may indemnify a director for the expenses and liabilities described below without a determination that the director has met the standard of conduct set forth in Sections 1 and 2 of this Article, but no indemnification may be made except to the extent authorized in MBCA Section 564c, if the director received a financial benefit to which he or she was not entitled, intentionally inflicted harm on the corporation or its shareholders, violated MBCA Section 551, or intentionally violated criminal law. In connection with an action or suit by or in the right of the corporation, as described in
Section 2 of this Article, indemnification under this Section 6(b) may be for expenses, including attorneys' fees, actually and reasonably incurred. In connection with an action, suit or proceeding other than one by or in the right of the corporation, as described in Section 2 of this Article, indemnification under this Section 6(b) may be for expenses, including attorneys' fees, actually and reasonably incurred, and for judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred.

         SECTION 7. AUTHORIZATIONS OF PAYMENT. Authorizations of payment under Sections 1 and 2 of this Article shall be made in any of the following ways:

             (a)    by the Board of Directors:

                    (1) if there are two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all such directors (a majority of whom shall for this purpose constitute a quorum);

                    (2) by a majority of the members of a committee of two or more directors who are not parties or threatened to be made parties to the action, suit or proceeding;

                    (3) if there are one or more "independent directors" (as defined in MBCA Section 107(3)) who are not parties or threatened to be made parties to the action, suit or proceeding, by a majority vote of all independent directors who are not parties or threatened to be made parties, a majority of whom shall constitute a quorum for this purpose; or

                    (4) if there are no "independent directors" and less than two directors who are not parties or threatened to be made parties to the action, suit or proceeding, by the vote necessary for action by the Board in accordance with these bylaws, in which authorization all directors may participate; or

             (b) by the shareholders, but shares held by directors, officers, employees or agents who are parties or threatened to be made parties to the action, suit or proceeding may not be voted on the authorization.

         SECTION 8. PROPORTIONATE INDEMNITY. If a person is entitled to indemnification under Sections 1 or 2 this Article for a portion of expenses, including attorney fees, judgments, penalties, fines and amounts paid in settlement, but not for the total amount, the corporation shall indemnify the person for the portion of the expenses, judgments, penalties, fines or amounts paid in settlement for which the person is entitled to be indemnified.

         SECTION 9. EXPENSE ADVANCE. The corporation may pay or reimburse the reasonable expenses incurred by a person referred to in Sections 1 or 2 of this Article who is a party or threatened to be made a party to an action, suit or proceeding in advance of final disposition of the proceeding if the person furnishes the corporation a written undertaking executed personally, or on his or her behalf, to repay the advance if it is ultimately determined that he or she did not meet the standard of conduct, if any, required by the MBCA for the indemnification of the person under the circumstances. The undertaking shall be by unlimited general obligation of the person on whose behalf advances are made but need not be secured. An evaluation of reasonableness under this Section 9 shall be made as specified in Section 6 of this Article, and authorizations shall be made in the manner specified in Section 7 of this Article, unless the advance is mandatory. A provision in the articles of incorporation, these bylaws, a resolution by the board of directors or the shareholders or an agreement making indemnification mandatory shall also make advancement of expenses mandatory unless the provision specifically provides otherwise.

         SECTION 10. NON-EXCLUSIVITY OF RIGHTS. The indemnification or advancement of expenses provided under this Article VI is not exclusive of other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or a contractual arrangement with the corporation. However, the total amount of expenses advanced or indemnified from all sources combined shall not exceed the amount of actual expenses incurred by the person seeking indemnification or advancement of expenses.

         SECTION 11. INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation to the fullest extent of the provisions of Article VI with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

         SECTION 12. FORMER DIRECTORS AND OFFICERS. The indemnification provided in Article VI continues for a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of the person.

         SECTION 13. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have power to indemnify the person against the liability under these bylaws or applicable law. If the articles of incorporation include a provision eliminating or limiting the liability of a director pursuant to MBCA
Section 209(1)(c), such insurance may be purchased from an insurer owned by the corporation, but such insurance may insure against monetary liability to the corporation or its shareholders only to the extent to which the corporation could indemnify the director under Section 6(b) of this Article.

         SECTION 14. CHANGES IN MICHIGAN LAW. If there is any change of the Michigan statutory provisions applicable to the corporation relating to the subject matter of this Article VI, then the indemnification to which any person shall be entitled under this Article VI shall be determined by the changed provisions, but only to the extent that the change permits the corporation to provide broader indemnification rights than the provisions permitted the corporation to provide before the change. Subject to Section 15 of this Article, the board of directors is authorized to amend these bylaws to conform to any such changed statutory provisions.

         SECTION 15. AMENDMENT OR REPEAL OF ARTICLE VI. No amendment or repeal of Article VI shall apply to or have any effect on any director or officer of the corporation for or with respect to any acts or omissions of the director or officer occurring before the amendment or repeal.

         SECTION 16. ENFORCEMENT OF RIGHTS. Any determination with respect to indemnification or payment in advance of final disposition under this Article VI shall be made promptly, and in any event within 30 days, after written request to the corporation by the person seeking such indemnification or payment. If it is determined that such indemnification or payment is proper and if such indemnification or payment is authorized (to the extent such authorization is required) in accordance with this Article VI, then such indemnification or payment in advance of final disposition under this Article VI shall be made promptly, and in any event within 30 days after such determination has been made, such authorization that may be required has been given and any conditions precedent to such indemnification or payment set forth in this Article VI, the articles of incorporation or applicable law have been satisfied. The rights granted by this Article VI shall be enforceable by such person in any court of competent jurisdiction.

                                   ARTICLE VII
                               STOCK AND TRANSFERS


         SECTION 1. ISSUANCE OF SHARES; CERTIFICATES. (a) The shares of capital stock of the corporation shall be issued in the amounts, at the times, for the consideration, and on the terms and conditions that the board of directors shall deem advisable, subject to the articles of incorporation and any requirements of applicable law.

                  (b) The certificated shares of the corporation shall be represented by certificates signed by the chairman of the board of directors, the president, or a vice president, and also may be signed by the treasurer, assistant treasurer, secretary, or assistant secretary, and may be sealed with the seal of the corporation, if any, or a facsimile of it. The signatures of the officers may be facsimiles if the certificate is countersigned (manually or by facsimile) by a transfer agent or registered by a registrar other than the corporation itself or its employee. In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate ceases to be such before the certificate is issued, it may be issued by the corporation with the same effect as if he, she or it were such officer, transfer agent or registrar at the date of issuance. A certificate representing shares shall state on its face that the corporation is formed under the laws of the State of Michigan and shall also state the name of the person to whom it is issued, the number and class of shares and the designation of the series, if any, that the certificate represents, and any other provisions that may be required by applicable law. Notwithstanding the foregoing, the board of directors may authorize the issuance of some or all of the shares without certificates to the fullest extent permitted by law. Within a reasonable time after the issuance or transfer of shares without certificates, the corporation shall send the shareholder a written statement of the information required on certificates by applicable law.

         SECTION 2. LOST CERTIFICATES. On the presentation to the corporation of a proper affidavit attesting to the loss, destruction, or mutilation of any certificate or certificates for shares of stock of the corporation or such other evidence as the board of directors, a duly authorized officer or the transfer agent of the corporation, if any, may require, the board of directors or any duly authorized officer shall direct the issuance of a new certificate or certificates to replace the certificate(s) so alleged to be lost, destroyed, or mutilated. The board of directors, a duly authorized officer or the transfer agent, if any, may require as a condition precedent to the issuance of new certificates a bond or agreement of indemnity, in the form and amount and with or without sureties, as the board of directors, a duly authorized officer or transfer agent may direct or approve.

         SECTION 3. TRANSFERS OF STOCK. The certificated shares of the capital stock of the corporation are transferable only on the books of the corporation upon surrender of the certificate for the shares, properly endorsed for transfer, and the presentation of the evidences of ownership and validity of the assignment that the corporation or its agents may reasonably require. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue or cause the transfer agent to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Transfers of uncertificated shares shall be made by such written instrument as the board of directors shall from time to time specify together with such proof of the authenticity of signatures as the corporation or its agents may reasonably require.

         SECTION 4. REGISTERED SHAREHOLDERS. The corporation shall have the right to treat the person registered on its books as the owner of shares as the absolute owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Michigan.

         SECTION 5. TRANSFER AGENTS AND REGISTRARS. The board of directors may, in its discretion, appoint one or more banks or trust companies in the State of Michigan or in such other state or states as the board of directors may deem advisable, from time to time, to act as transfer agents and registrars of the shares of the corporation; and upon such appointments being made, no certificate representing shares shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.


                                  ARTICLE VIII
                               GENERAL PROVISIONS

         SECTION 1. DIVIDENDS. The board of directors, subject to any restrictions contained in its articles of incorporation, may declare and pay any dividends upon the shares of its capital stock only out of sources legally available therefor. Dividends may be paid in cash, in property, or in shares of the corporation's capital stock to the extent and in the manner provided by law.

         SECTION 2. RESERVES. The board of directors shall have power and authority to set apart, out of any funds available for dividends, such reserve or reserves, for any proper purpose, as the board or any of the officers in their discretion shall approve, and the board or any officer shall have the power and authority to abolish any reserve created by the board.

         SECTION 3. VOTING SECURITIES. Unless otherwise directed by the board, the chairman of the board, chief executive officer or president, or, in the case of their absence or inability to act, the vice presidents, in order of their rank in the organization as designated by the president, shall have full power and authority on behalf of the corporation to attend and to act and to vote, or to execute in the name or on behalf of the corporation a proxy authorizing an agent or attorney-in-fact for the corporation to attend and vote at any meetings of security holders of corporations in which the corporation may hold securities, and at such meetings he or his duly authorized agent or attorney-in-fact shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the corporation might have possessed and exercised if present. The board by resolution from time to time may confer like power upon any other person or persons.

         SECTION 4. CHECKS. All checks, drafts and orders for the payment of money shall be signed in the name of the corporation in such manner and by such officer or officers or such other person or persons as the board of directors shall from time to time designate for that purpose.

         SECTION 5. CONTRACTS, CONVEYANCES, ETC. The board of directors shall have power to designate the officers and agents who shall have authority to execute any instrument in behalf of this corporation and to ratify or confirm any execution. When the execution of any contract, conveyance or other instruments has been authorized without specification of the executing officers, the chairman of the board, chief executive officer, president or any vice president, and the secretary, assistant secretary, treasurer or assistant treasurer may execute the same in the name and on behalf of this corporation and may affix the corporate seal thereto. No officer shall execute, acknowledge, or verify an instrument in more than one capacity if the instrument is required by law, the articles of incorporation or these bylaws to be executed, acknowledged or verified by two or more officers.

         SECTION 6. FISCAL YEAR. The board of directors from time to time shall determine the fiscal year of the corporation. In the absence of a contrary determination by the board of directors, the fiscal year of the corporation shall be the calendar year.

         SECTION 7. SEAL. The board of directors may adopt a corporate seal which shall be in such form as shall be approved from time to time by the board of directors; provided, however, that documents otherwise properly executed on behalf of the corporation shall be valid and binding upon the corporation without a seal whether or not one is in fact designated by the board of directors.


                                   ARTICLE IX
                                BOOKS AND RECORDS

         SECTION 1. MAINTENANCE OF BOOKS AND RECORDS. The proper officers and agents of the corporation shall keep and maintain the books, records, and accounts of the corporation's business and affairs, minutes of the proceedings of its shareholders, board of directors and committees, if any, and the stock ledgers and lists of shareholders, as the board of directors shall deem advisable and as shall be required by applicable law and other states or jurisdictions empowered to impose such requirements. Books, records and minutes may be kept within or without the State of Michigan in a place that the board of directors shall determine.

         SECTION 2. RELIANCE ON BOOKS AND RECORDS. In discharging his or her duties, a director or an officer of the corporation, when acting in good faith, may rely on information, opinions, reports, or statements, including financial statements and other financial data, if prepared or presented by any of the following:

                  (a) One or more directors, officers, or employees of the corporation, or of a business organization under joint control or common control, whom the director or officer reasonably believes to be reliable and competent in the matters presented;

                  (b) Legal counsel, public accountants, engineers, or other persons as to matters the director or officer reasonably believes are within the person's professional or expert competence; or

                  (c) A committee of the board of directors of which he or she is not a member if the director or officer reasonably believes the committee merits confidence.

A director or officer is not entitled to rely on the information set forth above if he or she has knowledge concerning the matter in question that makes reliance otherwise permitted unwarranted.


                                    ARTICLE X
                                   AMENDMENTS

         SECTION 1. Unless otherwise provided in the articles of incorporation, these bylaws may be altered, amended or repealed by the shareholders or by the board of directors at any meeting of the shareholders or of the board of directors; provided, however, that the notice of a meeting of shareholders at which an alteration, amendment or repeal of these bylaws is to be acted upon shall include notice of such alteration, amendment or repeal.


                                   ARTICLE XI
                               CONTROL SHARES AND
                           CONTROL SHARE ACQUISITIONS

         SECTION 1. CONTROL SHARE ACQUISITIONS. The corporation is subject to MBCA Charter 7B, "Control Share Acquisitions". The corporation became subject to Chapter 7B effective as of October 31, 1988, pursuant to the adoption of a resolution by the board of directors that was filed with the Michigan Department of Commerce. As long as the corporation is subject to MBCA Chapter 7B, shares of capital stock of the corporation constituting "control shares" acquired in "control share acquisitions" (as defined in MBCA Chapter 7B) have the same voting rights as were accorded the shares before the "control share acquisition" only to the extent granted by resolution approved by the shareholders of the corporation in accordance with MBCA Chapter 7B.

         SECTION 2. REDEMPTION OF CONTROL SHARES. Control shares as to which all of the following conditions are met may be redeemed by the corporation, upon approval by the board of directors, at any time after such conditions have been met:

                  (a) (1) An acquiring person statement has been filed with the corporation, a meeting of the shareholders of the corporation has been held at which the voting rights of the control shares have been submitted to the shareholders for a vote, and the shareholders do not grant full voting rights to the control shares; or

                      (2) If an "acquiring person statement" (as such term appears in MBCA Section 795) has not been filed with the corporation with respect to a control share acquisition and the redemption is completed during the period ending 60 days after the last acquisition of control shares, or the power to direct the exercise of voting power of control shares, by the acquiring persons; and

                  (b) The consideration to be paid for the control shares consists of cash, property or securities of the corporation, or any combination thereof, including shares of capital stock of the corporation or debt obligations of the corporation; and

                  (c) The price to be paid for the control shares is not less than the fair value of the shares, as determined by the board of directors, which value shall not be less than the highest price paid per share by the acquiring person in the control share acquisition.

         SECTION 3. PROCEDURES. The board of directors may, by resolution, adopt procedures for the giving of notice of such redemption to the "acquiring person" and for the delivery of certificates representing the control shares to be acquired in exchange for the corporation's payment of fair value therefor.